77Q1(a)

Eleventh Amended and Restated Declaration of Trust, effective August 20, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 29, 2014 (Accession Number 000193125-14-326959).

Amended and Restated By-Laws of JPMorgan Insurance Trust, dated August 20, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 29, 2014 (Accession Number 000193125-14-326959).